UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Paratek Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

75 Park Plaza, 4th Floor

Boston, MA 02116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 275-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2015, Paratek Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Tax Benefit Preservation Plan (the “Tax Benefit Plan”), dated as of September 13, 2013, by and between the Company and American Stock Transfer and Trust Company, LLC, as rights agent.

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from the close of business on September 12, 2016, to 4:00 p.m., New York City time, on July 23, 2015, and has the effect of terminating the Tax Benefit Plan on that date. At the time of the termination of the Tax Benefit Plan, all of the Rights distributed to holders of the Company’s common stock pursuant to the Tax Benefit Plan expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors elected Timothy Franson, M.D. as a director, effective immediately. The Board of Directors appointed Dr. Franson to serve as a member of the Board of Directors as a Class I director for a term expiring at the Company’s 2016 annual meeting of stockholders, or until his earlier resignation or removal or his successor is duly elected and qualified.

Dr. Franson currently serves as the Chief Medical Officer for YourEncore. Dr. Franson holds a Bachelor of Science in pharmacy from Drake University and a Doctor of Medicine from the University of Illinois College of Medicine. He is board certified in Internal Medicine and Infectious Diseases.

There is no arrangement or understanding between Dr. Franson and any other person pursuant to which Dr. Franson was appointed as a director. Dr. Franson will be eligible to participate in the Company’s non-employee director compensation plans and arrangements available to non-employee directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

In connection with the initial adoption of the Tax Benefit Plan, on September 13, 2013, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware fixing the rights, powers, preferences and qualifications of the Series A Junior Participating Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”).

The Company has filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating all provisions of the Certificate of Designations. As a result, the status of the Preferred Shares returned to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2015, the Company issued a press release announcing the election of Dr. Franson. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

On July 24, 2015, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Paratek Pharmaceutical, Inc.

4.1	Amendment No. 1 to Tax Benefit Preservation Plan by and between Paratek Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, dated as of July 23, 2015

99.1	Press Release of Paratek Pharmaceuticals, Inc. dated July 22, 2015

99.2	Press Release of Paratek Pharmaceuticals, Inc. dated July 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Dated: July 24, 2015	By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Paratek Pharmaceutical, Inc.

4.1	Amendment No. 1 to Tax Benefit Preservation Plan by and between Paratek Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, dated as of July 23, 2015

99.1	Press Release of Paratek Pharmaceuticals, Inc. dated July 22, 2015

99.2	Press Release of Paratek Pharmaceuticals, Inc. dated July 24, 2015

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